                                  Exhibit 21

                          Subsidiaries of Registrant


                                          Percentage       Jurisdiction or
Subsidiaries (a)                         of Ownership   State of Incorporation
----------------                         ------------   ----------------------
Fulton Savings Bank, FSB                     100%           United States

Multi-Purpose Service Agency, Inc.(b)        100%              Missouri

______________
(a) The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.
(b)  Owned directly by Fulton Savings Bank, FSB.